Exhibit 99.8

21177 Vickers Vantage Corp I Proxy Card_REV3 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

VICKERS VANTAGE CORP. I

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 8, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/vickersvantagecorpi/sm2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VICKERS VANTAGE CORP. I

The undersigned hereby appoints Jeffrey Chi or failing him Chris Ho as proxies (the "***Proxies***") and hereby authorizes them to represent and to vote, as designated on the reverse side, all ordinary shares of Vickers Vantage Corp. I ("***Vickers***") registered in the name of the undersigned on October 20, 2022, at the Extraordinary General Meeting of Shareholders ("***Extraordinary Meeting of Shareholders***") to be held at 10:00 a.m., Eastern Time, on Wednesday, November 9, 2022 at the Nasdaq World Headquarters located at 151 W. 42nd St., 10FL Einstein Executive Conference Room, New York, NY 10036, United States of America, and virtually via live webcast at **www.cstproxy.com/vickersvantagecorpi/sm2022**, or any postponement or adjournment thereof. My Proxies shall be entitled to vote at his discretion on any resolution or motion properly put to the Extraordinary Meeting of Shareholders for which I have not indicated a vote, or to abstain.

The undersigned acknowledges receipt of the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE HOLDER OF THE PROXY ON ANY OTHER RESOLUTION OR MOTION PROPERLY PUT TO THE EXTRAORDINARY MEETING OF SHAREHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THIS PROXY REVOKES ALL PRIOR PROXIES FOR THE EXTRAORDINARY MEETING OF SHAREHOLDERS GIVEN BY THE UNDERSIGNED.

THIS PROXY MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE EXTRAORDINARY MEETING OF SHAREHOLDERS, THAT IS TO SAY BY 10:00 AM, EASTERN TIME, ON WEDNESDAY, NOVEMBER 9, 2022 AT THE LATEST OR THE COMMENCEMENT OF ANY ADJOURNED EXTRAORDINARY MEETING OF SHAREHOLDERS. TELEPHONE AND INTERNET VOTING FACILITIES FOR VICKERS'S SHAREHOLDERS OF RECORD WILL BE AVAILABLE 24 HOURS A DAY UNTIL 11:59 P.M., EASTERN TIME, ON TUESDAY, NOVEMBER 8, 2022.

(Continued and to be marked, dated and signed on reverse side)

21177 Vickers Vantage Corp I Proxy Card_REV3 Back

Important Notice Regarding the Availability of Proxy Materials for the General Meeting to be held on November 9, 2022:
This notice of extraordinary general meeting and the accompanying Proxy Statement are available at https://www.cstproxy.com/vickersvantagecorpi/sm2022

PROXY CARD

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 10 BELOW.

THE VICKERS'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

Please mark your votes like this **X**

Proposal 1—The Business Combination Proposal — "RESOLVED, AS AN ORDINARY RESOLUTION THAT the transactions contemplated under the Agreement and Plan of Merger, dated as of March 17, 2022 (as it may be amended or restated from time to time, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of September 12, 2022, (the "Merger Agreement Amendment"), the "Merger Agreement"), by and among Vickers, Vantage Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Vickers ("Merger Sub"), and Scilex Holding Company, a Delaware corporation ("Scilex") and majority-owned subsidiary of Sorrento Therapeutics, Inc. ("Sorrento"), with Scilex surviving the merger (the "Business Combination"), copies of each of which are attached to this proxy statement/prospectus as Annex A-1 and Annex A-2, respectively, be and are hereby approved and adopted (such proposal, the "Business Combination Proposal"). The Business Combination Proposal is conditioned on the approval of the other Condition Precedent Proposals (as defined below)."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2—The Domestication Proposal — "RESOLVED, AS A SPECIAL RESOLUTION THAT the change of the domicile of Vickers pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and the de-registration of Vickers in the Cayman Islands (the "Domestication") and the approval of the Proposed Charter and the Proposed Bylaws under Delaware law of Vickers, in each case, prior to the Effective Time, be and are hereby approved and adopted (such proposal, the "Domestication Proposal"). The Domestication Proposal is conditioned on the approval of the other Condition Precedent Proposals."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3—The Charter Approval Proposal — "RESOLVED, AS A SPECIAL RESOLUTION THAT, in connection with the Domestication, the replacement of the Current Charter with the proposed certificate of incorporation of Vickers, in the form attached this proxy statement/prospectus as Annex B, to be effective immediately following the completion of the Domestication and prior to the Effective Time, be and is hereby approved and adopted (such proposal, the "Charter Approval Proposal"). The Charter Approval Proposal is conditioned on the approval of the other Condition Precedent Proposals."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4—The Bylaws Approval Proposal — "RESOLVED, AS A SPECIAL RESOLUTION THAT, in connection with the Business Combination, the bylaws, in the form attached to this proxy statement/prospectus as Annex C, to be effective immediately following the completion of the Domestication and prior to the Effective Time, be and are hereby approved and adopted (such proposal, the "Bylaws Approval Proposal"). The Bylaws Approval Proposal is conditioned on the approval of the other Condition Precedent Proposals."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 5—The Advisory Governance Proposals — "RESOLVED, AS AN ORDINARY RESOLUTION THAT ON A NON-BINDING ADVISORY BASIS, certain governance provisions contained in the Proposed Charter, being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as seven separate sub-proposals, be and are hereby approved and adopted (collectively, the "Advisory Governance Proposals"), none of which are conditioned on any Condition Precedent Proposals:

Advisory Proposal A — to increase the total number of authorized shares of all classes of capital stock to 785,000,000 shares, consisting of 740,000,000 authorized shares of common stock and 45,000,000 authorized shares of preferred stock;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Proposal B — to provide that subject to the rights of any holders of preferred stock to elect directors, the number of directors that shall constitute the New Scilex Board shall be as determined from time to time exclusively by the New Scilex Board, except that until such time as the Sorrento Trigger Event occurs, the stockholders of New Scilex shall be permitted to fix the number of directors;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Proposal C — to require the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of the voting power of all then-outstanding shares of stock of New Scilex entitled to vote thereon, voting together as a single class, from and after the Sorrento Trigger Event (and prior to such event, by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of stock of New Scilex entitled to vote generally in the election of such directors);

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Proposal D — to provide that from and after the Sorrento Trigger Event, the alteration, amendment or repeal of certain provisions of the Proposed Charter will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Proposal E — to provide that from and after the Sorrento Trigger Event, the alteration, amendment or repeal of the Proposed Bylaws will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Proposal F — to provide that from and after the Sorrento Trigger Event, stockholders will not be permitted to act by written consent in lieu of holding a meeting of stockholders; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Proposal G — to change the post-Business Combination corporate name from "Vickers Vantage Corp. I" to "Scilex Holding Company," to make the post-Business Combination company's corporate existence perpetual and to eliminate provisions specific to its status as a blank check company."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 6—The Director Election Proposal — "RESOLVED, AS AN ORDINARY RESOLUTION THAT, effective as of the consummation of the Business Combination, Jaisim Shah, Henry Ji, Ph.D., Dorman Followwill, Laura J. Hamill, Tien-Li Lee, M.D., David Lemus, and Tommy Thompson, be and are hereby elected as directors and serve on the New Scilex Board until the expiration of their respective terms and until their respective successors are duly elected and qualified (such proposal, the "Director Election Proposal"). The Director Election Proposal is conditioned on the approval of the other Condition Precedent Proposals."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 7—The Stock Plan Proposal — "RESOLVED, AS AN ORDINARY RESOLUTION THAT the Scilex Holding Company 2022 Equity Incentive Plan (the "Equity Incentive Plan"), a copy of which is attached to this proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination, be and is hereby approved and adopted (such proposal, the "Stock Plan Proposal"). The Stock Plan Proposal is conditioned on the approval of the other Condition Precedent Proposals."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 8—The ESPP Proposal — "RESOLVED, AS AN ORDINARY RESOLUTION THAT the Scilex Holding Company 2022 Employee Stock Purchase Plan (the "ESPP"), a copy of which is attached to this proxy statement/prospectus as Annex E, to be effective upon consummation of the Business Combination, be and is hereby approved and adopted (such proposal, the "ESPP Proposal"). The ESPP Proposal is conditioned on the approval of the other Condition Precedent Proposals."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 9—The Nasdaq Proposal — "RESOLVED, AS AN ORDINARY RESOLUTION THAT, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Vickers Ordinary Shares and the resulting change in control in connection with the Business Combination, be and are hereby approved and adopted (such proposal, the "Nasdaq Proposal"). The Nasdaq Proposal is conditioned on the approval of the other Condition Precedent Proposals."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 10—The Adjournment Proposal — "RESOLVED, AS AN ORDINARY RESOLUTION THAT the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the Business Combination Proposal, the Domestication Proposal, the Charter Approval Proposal, the Bylaws Approval Proposal, the Advisory Governance Proposals, the Director Election Proposal, the Stock Plan Proposal, the ESPP Proposal and the Nasdaq Proposal (together the "Condition Precedent Proposals"), in the event Vickers does not receive the requisite shareholder vote to approve the foregoing proposals, be and is hereby approved (such proposal, the "Adjournment Proposal"). The Adjournment Proposal is not conditioned on the approval of any of the Condition Precedent Proposals."

FOR ☐ AGAINST ☐ ABSTAIN ☐

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

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IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY AND IN ANY EVENT SO AS TO BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE EXTRAORDINARY MEETING OF SHAREHOLDERS, THAT IS TO SAY BY 10:00 AM, EASTERN TIME, ON WEDNESDAY, NOVEMBER 9, 2022 AT THE LATEST OR THE COMMENCEMENT OF ANY ADJOURNED EXTRAORDINARY MEETING OF SHAREHOLDERS. TELEPHONE AND INTERNET VOTING FACILITIES FOR VICKERS'S SHAREHOLDERS OF RECORD WILL BE AVAILABLE 24 HOURS A DAY UNTIL 11:59 P.M., EASTERN TIME, ON TUESDAY, NOVEMBER 8, 2022.

CONTROL NUMBER

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Signature________________ **Signature, if held jointly**________________ **Date**________, **2022**

Note: In the case of joint holders any one of the joint holders may sign a proxy to vote. If more than one of the joint holders appoints a proxy (or representative) for the Extraordinary Meeting of Shareholders, the votes of the senior holder will be accepted to the exclusion of the votes of the other joint holders. Seniority will be determined by the order in which the names of the joint holders stand in the register of members of the Company. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.